Exhibit 99.1

U.S. Physical Therapy to Present at the Jefferies 2011 Global Healthcare Conference

USPH Website Updated

HOUSTON--(BUSINESS WIRE)--June 2, 2011--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Financial Officer, Lawrance McAfee, will present at the Jefferies 2011 Global Healthcare Conference on Tuesday, June 7, 2011. The presentation will cover an overview of the Company. The conference is being held in New York, New York. A copy of the presentation is posted on the Company’s website at www.usph.com.

U. S. Physical Therapy has recently revised and updated the Company’s website www.usph.com. The website is designed to deliver relevant information to investors and potential partners.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 397 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Chief Financial Officer
Larry McAfee, 713-297-7000
or
Chief Executive Officer
Chris Reading, 713-297-7000